SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 18, 1999


                          THE NETWORK CONNECTION, INC..
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     Georgia
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


        1-13760                                        58-1712432
------------------------                    ------------------------------------
(Commission File Number)                    (IRS Employer Identification Number)


                  222 North 44th Street, Phoenix, Arizona 85034
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (602) 200-8900


         4041 North Central Avenue, Suite B-200, Phoenix, Arizona 85012
         --------------------------------------------------------------
          (Former name or former address, if changed since last report)

     The undersigned registrant hereby amends its Current Report on Form 8-K dated May 18,1999 which was filed on June 2, 1999, solely to add the financial information and pro forma information required by Item 7 of Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) FINANCIAL STATEMENTS OF BUSINESS TO BE ACQUIRED.

     The financial statements for Interactive Flight Technologies, Inc. are set forth below.

              INTERACTIVE FLIGHT TECHNOLOGIES, INC. AND SUBSIDIARY
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

     1. Financial Statements as of and for the Years Ended October 31, 1998 and 1997:

        Independent Auditors' Report.........................................F-1
        Consolidated Balance Sheets as of October 31, 1998 and 1997..........F-2
        Consolidated Statements of Operations for the Years Ended
          October 31, 1998 and 1997..........................................F-3
        Consolidated Statements of Stockholders' Equity for the
          Years Ended October 31, 1998 and 1997 .............................F-4
        Consolidated Statements  of Cash Flows for Years Ended
          October 31, 1998 and 1997..........................................F-5
        Notes to Consolidated Financial Statements...................F-6 to F-22

     2. Financial Statements as of and for the three and six months ended April 30, 1999 and 1998

        Condensed Consolidated Balance Sheets as of April 30, 1999
          (unaudited) and October 31, 1998 (audited)........................F-23
        Condensed Consolidated Statements of Operations for
          the Three Months and Six Months Ended April 30, 1999
          and 1998 (unaudited)..............................................F-24
        Condensed Consolidated Statements of Cash Flows for the
          Six Months Ended April 30, 1999 and 1998 (unaudited)..............F-25
        Notes to Condensed consolidated Financial Statements........F-26 to F-30

     (b) PRO FORMA FINANCIAL INFORMATION.

     On May 18, 1999, Interactive Flight Technologies, Inc. ("IFT") received from The Network Connection, Inc. (the "Company") 1,055,745 shares of its common stock and 2,495,400 shares of its Series D Convertible Preferred Stock in exchange for $4,250,000 in cash and substantially all the assets and certain liabilities of IFT's Interactive Entertainment Division ("IED"), as defined in the Asset Purchase and Sale Agreement dated April 30, 1999, as amended. The transaction has been accounted for as a reverse merger whereby, for accounting purposes, IFT is considered the accounting acquiror and the Company is treated as the successor to the historical operations of IED. Accordingly, the historical financial statements of the Company, which previously have been reported to the Securities and Exchange Commission ("SEC") on Forms 10-KSB, 10-QSB, among others, as of and for all periods through March 31, 1999, will be replaced with those of IFT. The Company will continue to file as a SEC registrant and continue to report under the name The Network Connection, Inc. IFT will continue to report as a separate SEC registrant, owning the shares of the Company as described above. The historical financial statements of the Company up to the date of the transaction will no longer be included in future filings of the Company.

     The attached unaudited pro forma condensed combined balance sheet as of April 30, 1999 and the unaudited pro forma condensed combined statements of operations for the six months ended April 30, 1999(1) and the year ended October 31, 1998(2) give effect to the acquisition (as described above), as of April 30, 1999 for purposes of the balance sheet and as of the beginning of the periods presented for purposes of the statements of operations. As a result of the reverse merger, the assets and liabilities of IED are presented at their historical cost basis and the assets and liabilities of the Company have been recorded at their estimated fair market value at the date of the transaction for purposes of the purchase price allocation. The unaudited pro forma condensed combined statements of operations assume that the acquisition took place at the beginning of each period presented and combine the results of operations of the Company for the six months ended March 31, 1999 and IFT for the six months ended April 30, 1999 and the results of operations of the Company for the year ended December 31, 1998 and IFT for the year ended October 31, 1998. The unaudited pro forma condensed combined balance sheet combines the balance sheets of the Company as of March 31, 1999 and IFT as of April 30, 1999, giving effect to the acquisition as if it had occurred on April 30, 1999.

     The unaudited pro forma condensed combined statements of operations are not necessarily indicative of the future results of operations of the Company or the results of operations which would have resulted had the Company and IFT's IED been combined during the periods presented. In addition, the unaudited pro forma results of operations are not intended to be a projection of future period results.

----------
(1) The Company reports on a calendar year basis, and as such, the underlying balance sheet data and results of operations are as of and for the six months ended March 31, 1999. The balance sheet data as of March 31, 1999 was derived from the Company's March 31, 1999 Form 10-QSB filed with the SEC. The results of operations data for the six months ended March 31, 1999 was derived from the results of operations for the fourth quarter of 1998 (three months ended December 31, 1998) included in the Company's December 31, 1998 Form 10-KSB filed with the SEC and the results of operations for the three months ended March 31, 1999 derived from the Company's March 31, 1999 10-QSB filed with the SEC. As such, the results of operations for the fourth quarter of 1998 for the Company are included in both the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended April 30, 1999 and the year ended October 31, 1998.

(2) The Company reports on a calendar year basis, and as such, the underlying results of operations are for the period ended December 31, 1998, as filed on Form 10-KSB.

                          THE NETWORK CONNECTION, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 APRIL 30, 1999
                             (DOLLARS IN THOUSANDS)


                                  IFT-IED       TNCI
                                  April 30,   March 31,   Pro Forma    Pro Forma
                                    1999        1999     Adjustments   Combined
                                  -------     -------      -------      -------
Current assets:
  Cash & cash equivalents         $ 4,369     $   107      $    --      $ 4,476
  Restricted cash                     447          --           --          447
  Notes receivable                     --         229           --          229
  Accounts receivable               1,251       1,478           --        2,729
  Inventories, net                  1,513       2,681       (1,281)(C)    2,913
  Prepaid expenses                      7          26           --           33
  Other current assets                109          --           --          109
                                  -------     -------      -------      -------
    Total current assets            7,696       4,521       (1,281)      10,936

Property and equipment, net           594       2,414         (806)(B)    2,202
Goodwill                               --          --        4,728 (A)    4,728
Other assets                          555          84           --          639
                                  -------     -------      -------      -------
    Total assets                  $ 8,845     $ 7,019      $ 2,641      $18,505
                                  =======     =======      =======      =======
Current liabilities:
  Accounts payable and accrued    $ 2,682     $ 2,609      $    --      $ 5,291
    liabilities
  Notes payable                        --       2,293           --        2,293
  Deferred revenue                  2,158         521           --        2,679
  Accrued product warranties        3,836          --           --        3,836
                                  -------     -------      -------      -------
    Total current liabilities       8,676       5,423           --       14,099

Long term debt                         --         693           --          693
                                  -------     -------      -------      -------
    Total liabilities               8,676       6,116           --       14,792

Series B 8% preferred (1,500           --       1,549       (1,549)(D)       --
  shares $.01 par value)

Shareholders' equity:
  Series B 8% preferred (1,500
   shares $.01 par value and
   $1,000 stated value)                --          --           15 (D)       15
  Series C 8% preferred (800
   shares $.01 par value and
   $1,000 stated value)                --          --            8 (D)        8
  Series D preferred (2,495,400
   shares $.01 par value and
   $10 stated value)                   --          --           25 (D)       25
  Common stock                         --           5            1 (D)        6
  Additional paid in capital           --      16,704      (13,214)(D)    3,490
  Retained earnings (deficit)         169     (17,355)      17,355 (D)      169
                                  -------     -------      -------      -------
   Total shareholders' equity         169        (646)       4,190        3,713

   Total liabilities and equity   $ 8,845     $ 7,019      $ 2,641      $18,505
                                  =======     =======      =======      =======

See accompanying notes to unaudited pro forma condensed combined financial statements.

                          THE NETWORK CONNECTION, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED APRIL 30, 1999
                             (DOLLARS IN THOUSANDS)


                                                          Pro Forma    Pro Forma
                                      IFT       TNCI     Adjustments   Combined
                                    -------    -------   -----------   --------

Revenues                            $   627    $   (16)    $    --      $   611
Cost of revenues                        374        257          --          631
                                    -------    -------     -------      -------
Gross profit (loss)                     253       (273)         --          (20)
                                    -------    -------     -------      -------
Operating Expenses:
  Selling, general and
   administrative                     3,645      1,952        (207)(E)    5,390
  Research and development               --        290          --          290
  Provision for doubtful accounts
   and inventory reserves                --      3,622          --        3,622
  Reversal of warranty, maintenance
   and commission accruals           (1,987)        --          --       (1,987)
  Expenses associated with              300         --          --          300
      investments
  Special charges                        --        595          --          595
  Amortization of goodwill                                     236 (E)      236
                                      1,958      6,459          29        8,446
                                    -------    -------     -------      -------
Operating loss                       (1,705)    (6,732)        (29)      (8,466)
                                    -------    -------     -------      -------
Interest income                         845         --          --          845
Interest expense                         (3)      (525)         --         (528)
Other income                             49         --          --           49
                                    -------    -------     -------      -------
Net loss                               (814)    (7,257)        (29)      (8,100)
Preferred stock dividends                --        303          --          303
                                    -------    -------     -------      -------
Net loss to common shareholders     $  (814)   $(7,560)    $   (29)     $(8,403)
                                    =======    =======     =======      =======

Basic and diluted net loss per
 share                                         $ (1.51)                 $ (1.39)
                                               =======                  =======
Weighted average shares
 outstanding                                     5,006       1,056 (F)    6,062
                                               =======     =======      =======

See accompanying notes to unaudited pro forma condensed combined financial statements.

                          THE NETWORK CONNECTION, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED OCTOBER 31, 1998
                             (DOLLARS IN THOUSANDS)


                                                        Pro Forma     Pro Forma
                                    IFT        TNCI     Adjustments    Combined
                                 --------    --------    --------      --------

Revenues                         $ 19,143    $  5,003    $     --      $ 24,146
Cost of revenues                   15,762       3,005          --        18,767
                                 --------    --------    --------      --------
Gross profit                        3,381       1,998          --         5,379

Operating Expenses:
     Selling, general and          11,388       3,966        (590)(E)    14,764
        administrative
     Research and                   1,092         397          --         1,489
        development
     Provision for doubtful            10       6,464          --         6,474
        accounts and inventory
        reserves
     Special charges                  400         595          --           995
     Amortization of goodwill          --          --         473 (E)       473
                                 --------    --------    --------      --------
                                   12,890      11,422        (117)       24,195
                                 --------    --------    --------      --------
Operating loss                     (9,509)     (9,424)        117       (18,816)
Interest income                     2,251          --          --         2,251
Interest expense                      (12)       (209)         --          (221)
Other income                           10          --          --            10
                                 --------    --------    --------      --------
Net loss                           (7,260)     (9,633)        117       (16,776)
Preferred stock dividends              --         575          --           575
                                 --------    --------    --------      --------
Net loss to common shareholders  $ (7,260)   $(10,208)   $    117      $(17,351)
                                 ========    ========    ========      ========
Basic and diluted net loss
 per share                                   $  (2.31)                 $  (3.16)
                                             ========                  ========

Weighted average shares
 outstanding                                    4,427      (1,056)(F)     5,483
                                             ========    ========      ========

See accompanying notes to unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

i) Basis of Accounting

     On May 18, 1999, The Network Connection, Inc. (the "Company") completed the issuance of 1,055,745 shares of its common stock and 2,495,400 shares of its Series D Convertible Preferred Stock in exchange for $4,250,000 in cash and all the assets and certain liabilities of IFT's Interactive Entertainment Division ("IED"), as defined in the Asset Purchase and Sale Agreement, dated April 30, 1999, as amended. The transaction has been accounted for as a reverse merger whereby, for accounting purposes, IFT is considered the accounting acquiror and the Company is treated as the successor to the historical operations of IFT. Accordingly, the historical financial statements of the Company, which previously have been reported to the Securities and Exchange Commission ("SEC") on Forms 10-KSB, 10-QSB, among others, as of and for all periods through March 31, 1999, will be replaced with those of IFT (IED).

     The Company will continue to file as a SEC registrant and continue to report under the name The Network Connection, Inc. IFT will also continue to report as a separate SEC registrant, owning the shares of the Company as described above.

     The unaudited pro forma condensed combined balance sheet as of April 30, 1999, gives effect to the transaction as if the transaction had taken place on April 30, 1999 and combines IED's unaudited April 30, 1999 contributed assets and liabilities, as derived from IFT's unaudited April 30, 1999 financial statements, with the Company's unaudited balance sheet as of March 31, 1999.

     The unaudited pro forma condensed combined statement of operations for the six months ended April 30, 1999 is presented using the Company's unaudited statement of operations for the six months ended March 31, 1999 (see footnote 1 to the introduction to the Pro Forma Financial Information) combined with IFT's unaudited statement of operations for the six months ended April 30, 1999 as if the transaction had taken place on November 1, 1998.

     The unaudited pro forma condensed combined statement of operations for the year ended October 31, 1998 is presented using the Company's audited statement of operations for the year ended December 31, 1998 combined with IFT's audited statement of operations for the year ended October 31, 1998, as if the transaction had taken place on November 1, 1997.

     As a result, the Company's results of operations for the three months ended December 31, 1998 are included in the unaudited pro forma condensed combined statements of operations for both the six months ended April 30, 1999 and the year ended December 31, 1998.

     The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company's unaudited financial statements as of and for the three months ended March 31, 1999 as filed on Form 10-QSB and the audited financial statements as of and for the year ended December 31, 1998, as filed on Form 10-KSB, and with IFT's unaudited consolidated financial statements as of and for the six months ended April 30, 1999 as filed on Form 10-QSB and the audited consolidated financial statements as of and for the year ended October 31, 1998 as filed on Form 10-KSB.

     The unaudited pro forma condensed combined statements of operations are not necessarily indicative of the future results of operations of the Company or the results of operations which would have resulted had the Company and IFT's IED been combined during the periods presented. In addition, the unaudited pro forma results are not intended to be a projection of future period results. The purchase price was allocated to assets and liabilities based on management's current estimate of their value. The final allocation of the purchase price may vary from the estimated allocation herein.

ii) Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations

     The  accompanying  pro  forma  adjustments   reflect  adjustments  for  the
following items:

     A. To reflect the excess of acquisition cost over the estimated fair value of net liabilities assumed (goodwill). The purchase price and purchase-price allocation are summarized as follows (all dollars in thousands):

Purchase price paid as:
     Cash                                                      $ 4,250
     Net fair value of assets of
           IFT contributed per the Agreement (excluding
           cash contribution but including other cash
           equivalents)                                          4,595
     Net fair value of liabilities of IFT contributed per
           the Agreement                                        (8,676)
                                                               -------
     Total purchase consideration                                       $   169

Allocated to:
     Historical book value of TNCI's net liabilities              (971)
     Adjustments to write-down assets to fair value:
     Inventories, net                                           (1,281)
     Property and equipment                                       (806)
     Total fair value of net liabilities assumed                         (3,058)
     Excess of fair value of TNCI Series B and Series C
     preferred stock over its recorded or stated value                   (1,501)
                                                                        -------
Excess of purchase price over fair value of net liabilities
  assumed (goodwill)                                                    $ 4,728
                                                                        =======

     B. To reflect the write-down in property and equipment to fair value based on new management's estimate of fair market value based on a review of such assets and independent third party data where available.

     C. To reflect adjustments to arrive at the fair market value of such assets based on management's estimate of fair market value based on a review of such assets and other available data. Adjustments to inventory reflect certain changes in business strategy and potential customer orders since March 31, 1999, with respect to market opportunities for the Company's future service offerings.

     D. To reflect the elimination of certain shareholders' equity and mezzanine preferred stock accounts of TNCI, to reflect the issuance of TNCI common stock and Series D preferred stock in connection with the Transaction and to reflect the separate purchase (prior to the acquisition date) of the Company's Series B and C preferred stock by IFT.

     E. To reflect the decrease in depreciation and amortization  expense due to
(1) the  amortization of goodwill on a straight-line  basis over ten years,  and
(2) decrease in depreciation resulting from the write-down of property and equipment, depreciated on a straight-line basis over periods of approximately five years.

     F. Weighted average common shares outstanding reflects the 1,055,745 common shares of the Company issued in connection with the Transaction as if such shares were outstanding as of the beginning of each period presented.


     (c) EXHIBITS

         Exhibit No.       Description
         -----------       -----------
            23             Consent of KPMG LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                THE NETWORK CONNECTION, INC.
                                Registrant



                                By: /s/ Morris C. Aaron
                                   ---------------------------------------------
                                   Morris C. Aaron, Executive Vice President and
                                                    Chief Financial Officer

Date: July 30, 1999

                          INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors
Interactive Flight Technologies, Inc.:

We have audited the accompanying consolidated balance sheets of Interactive Flight Technologies, Inc. and subsidiary as of October 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Interactive Flight Technologies, Inc. and subsidiary as of October 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          KPMG LLP

Phoenix, Arizona
December 11, 1998

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                     OCTOBER 31,
                                                              ------------------------
                                                                 1998          1997
                                                              -----------  -----------
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $27,914,551    36,890,454
  Restricted cash...........................................    1,039,311            --
  Short-term investment securities..........................    1,762,049     1,697,023
  Accounts receivable.......................................    1,135,342     5,654,118
  Inventories, net..........................................    1,005,427     6,110,761
  Prepaid expenses..........................................      567,601       253,771
  Assets held for use.......................................      699,196            --
  Other current assets......................................      379,046       606,883
                                                              -----------  -----------
      Total current assets..................................   34,502,523    51,213,010
Investment securities.......................................    1,928,555       440,061
Note receivable from related party..........................      447,939            --
Property and equipment, net.................................      780,035     2,959,539
Other assets................................................      605,150       166,845
                                                              -----------  -----------
      Total assets..........................................  $38,264,202    54,779,455
                                                              ===========   ===========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $ 1,447,815     5,747,833
  Accrued liabilities.......................................    3,939,633     5,590,095
  Deferred revenue..........................................      453,022     2,383,904
  Accrued product warranties................................    5,369,008     4,610,687
  Current maturities of capital lease obligations...........       76,840        80,753
  Note payable..............................................      125,000            --
                                                              -----------  -----------
      Total current liabilities.............................   11,411,318    18,413,272
Accrued severance costs, noncurrent.........................           --       55,000
Capital lease obligations, less current maturities..........           --       76,840
                                                              -----------  -----------
      Total liabilities.....................................   11,411,318    18,545,112
                                                              -----------  -----------
Stockholders' equity:
  Preferred stock, par value $0.01 per share, 5,000,000
    shares authorized, none issued..........................           --           --
  Class A common stock, one vote per share, par value $0.01
    per share, 40,000,000 shares authorized; 6,125,908 and
    6,063,332 shares issued and outstanding, respectively...      183,777       181,900
  Class B common stock, six votes per share, par value $0.01 per share, 4,000,000 shares authorized; 1,244,445 shares
    issued and outstanding including 1,066,667 shares placed
    in escrow...............................................       37,334        37,334
  Additional paid-in capital................................  112,223,734   112,037,882
  Net unrealized gains on investment securities.............        6,754            --
  Accumulated deficit.......................................  (83,282,732)  (76,022,773)
  Treasury stock, at cost; 844,667 shares...................   (2,315,983)           --
                                                              -----------  -----------
      Total stockholders' equity............................   26,852,884    36,234,343
                                                              -----------  -----------

      Total liabilities and stockholders' equity............  $38,264,202    54,779,455
                                                              ===========   ===========

          See accompanying notes to consolidated financial statements.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                       YEARS ENDED OCTOBER 31,
                                                      -------------------------
                                                         1998          1997
                                                      -----------  -----------
Revenue:
  Equipment sales...................................  $18,038,619    10,524,828
  Service income....................................    1,104,342       575,881
                                                      -----------  -----------
                                                       19,142,961    11,100,709
                                                      -----------  -----------
Costs and expenses:
  Cost of equipment sales...........................   15,523,282    24,646,334
  Cost of service income............................      238,837       232,126
  Provision for doubtful accounts...................        9,869       216,820
  Research and development expenses.................    1,092,316     7,821,640
  General and administrative expenses...............   11,387,872    12,574,223
  Special charges...................................      400,024    19,649,765
  Bad debt recoveries...............................           --   (1,064,284)
                                                      -----------  -----------
                                                       28,652,200    64,076,624
                                                      -----------  -----------
        Operating loss..............................   (9,509,239)  (52,975,915)

Other:
  Interest expense..................................      (11,954)      (13,423)
  Interest income...................................    2,251,055     2,170,675
  Other income (expense)............................       10,179      (203,649)
                                                      -----------  -----------
        Net loss....................................  $(7,259,959)  (51,022,312)
                                                      ===========   ===========
Basic and diluted net loss per share
 of common stock....................................  $     (1.22)        (8.89)
                                                      ===========   ===========
Weighted average shares outstanding.................    5,933,004     5,738,987
                                                      ===========   ===========

          See accompanying notes to consolidated financial statements.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                            CLASS A                CLASS B
                                          COMMON STOCK          COMMON STOCK        ADDITIONAL
                                      -------------------  ------------------        PAID-IN
                                       SHARES     AMOUNT     SHARES    AMOUNT        CAPITAL
                                      ---------  --------  ---------  -------      ------------
Balance as of October 31, 1996......  2,700,683   $ 81,020   1,320,000   $39,600   $ 42,587,712
  Class A common stock issued for
    services received (20,000
    shares).........................     20,000        600          --       --       466,275
  Class A common stock issued
    pursuant to Class B warrant
    exercise offer..................  3,266,587     97,998          --       --    73,491,777
  Registration costs................         --        --           --       --    (4,481,164)
  Redemption of Class B warrants....         --        --           --       --       (40,576)
  Class A common stock issued under
    stock option plan pursuant to
    cashless exercise option........        507         16          --       --        13,858
  Automatic conversion of Class B
    shares to Class A shares upon
    sale to non-holder of Class B
    shares..........................     75,555      2,266     (75,555)   (2,266)            --
  Net loss..........................         --        --         --       --            --
                                      ---------   --------   ---------   -------   ------------
Balance as of October 31, 1997......  6,063,332    181,900   1,244,445    37,334    112,037,882
  Net unrealized gains on investment
    securities......................         --        --         --       --            --
  Issuance of common stock pursuant
    to bonus plan...................     62,576      1,877          --       --       185,852
  Treasury stock purchases (844,667
    shares).........................         --        --         --       --            --
  Net loss..........................         --        --         --       --            --
                                      ---------   --------   ---------   -------   ------------
Balance as of October 31, 1998......  6,125,908   $183,777   1,244,445   $37,334   $112,223,734
                                      =========   ========   =========   =======   ============

                                     NET UNREALIZED
                                       GAINS ON                                         TOTAL
                                      INVESTMENT     ACCUMULATED       TREASURY     STOCKHOLDERS'
                                      SECURITIES       DEFICIT           STOCK         EQUITY
                                     -------------  ------------     -----------  -------------

Balance as of October 31, 1996......    $   --       $(25,000,461)    $        --   $17,707,871
  Class A common stock issued for
    services received (20,000
    shares).........................        --                 --              --       466,875
  Class A common stock issued
    pursuant to Class B warrant
    exercise offer..................        --                 --              --    73,589,775
  Registration costs................        --                 --              --    (4,481,164)
  Redemption of Class B warrants....        --                 --              --       (40,576)
  Class A common stock issued under
    stock option plan pursuant to
    cashless exercise option........        --                 --              --        13,874
  Automatic conversion of Class B
    shares to Class A shares upon
    sale to non-holder of Class B
    shares..........................        --                 --              --            --
  Net loss..........................        --        (51,022,312)             --   (51,022,312)
                                        ------       ------------     -----------   -----------
Balance as of October 31, 1997......        --        (76,022,773)             --    36,234,343
  Net unrealized gains on investment
    securities......................     6,754                  --             --         6,754
  Issuance of common stock pursuant
    to bonus plan...................        --                 --              --       187,729
  Treasury stock purchases (844,667
    shares).........................        --                 --      (2,315,983)    (2,315,983)
  Net loss..........................        --         (7,259,959)             --    (7,259,959)
                                        ------       ------------     -----------   -----------
Balance as of October 31, 1998......    $6,754        $(83,282,732)   $(2,315,983)   $26,852,884
                                        ======        ============    ===========    ===========

          See accompanying notes to consolidated financial statements.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               YEARS ENDED OCTOBER 31,
                                                              -------------------------
                                                                 1998          1997
                                                              -----------  -----------
Cash flows from operating activities:
  Net loss..................................................  $(7,259,959)  (51,022,312)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization...........................    1,338,017     1,815,779
    Expense recognized upon issuance of stock options,
     warrants and shares of Class A common stock............           --      480,749
    Provision for doubtful accounts.........................        9,869       216,820
    Provision for inventory valuation.......................           --    8,297,933
    Special charges.........................................     (606,507)   19,649,765
    Loss on disposals of property and equipment.............    1,006,531       203,649
    Changes in assets and liabilities, net of acquisition:
      Decrease (increase) in accounts receivable............    4,505,074    (3,815,139)
      Decrease in provision for doubtful accounts...........           --   (1,949,197)
      Decrease (increase) in inventories....................    5,105,334   (12,563,721)
      Increase in note receivable...........................     (447,939)           --
      (Increase) decrease in prepaid expenses, other current
       assets and other assets..............................     (532,338)      183,394
      (Decrease) increase in accounts payable...............   (4,284,167)    1,673,893
      Decrease in accrued liabilities.......................     (892,345)     (584,655)
      (Decrease) increase in deferred revenue...............   (1,930,882)    2,383,904
      Increase in accrued product warranties................      758,321       836,667
                                                              -----------  -----------
         Net cash used in operating activities..............   (3,230,991)  (34,192,471)
                                                              -----------  -----------
Cash flows from investing activities:
  Maturities of investment securities.......................    2,468,880     6,810,275
  Purchases of investment securities........................   (4,015,616)   (2,137,084)
  Purchases of property and equipment.......................      (77,013)  (10,341,561)
  Proceeds from sale of equipment...........................        3,620            --
  Increase in restricted cash...............................   (1,039,311)           --
  Purchase of Johnny Valet, Inc.............................     (688,736)           --
                                                              -----------  -----------
         Net cash used in investing activities..............   (3,348,176)   (5,668,370)
                                                              -----------  -----------
Cash flows from financing activities:
  Payments on capital lease obligations.....................      (80,753)      (53,085)
  Repurchase of common stock................................   (2,315,983)           --
  Proceeds from issuance of common stock....................           --   73,589,775
  Registration costs........................................           --   (4,481,164)
  Redemption of Class A and Class B warrants................           --      (40,576)
                                                              -----------  -----------
         Net cash provided by (used in) financing
           activities.......................................   (2,396,736)   69,014,950
                                                              -----------  -----------
         Net increase (decrease) in cash and cash
           equivalents......................................   (8,975,903)   29,154,109
Cash and cash equivalents at beginning of year..............   36,890,454     7,736,345
                                                              -----------  -----------
Cash and cash equivalents at end of year....................  $27,914,551    36,890,454
                                                              ===========   ===========

          See accompanying notes to consolidated financial statements.

                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            OCTOBER 31, 1998 AND 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

(A) DESCRIPTION OF BUSINESS

     Interactive Flight Technologies, Inc. and subsidiary (the "Company" or "IFT") is engaged in the development, manufacturing and marketing of a computer-based in-flight entertainment network (entertainment network or shipsets) which provides aircraft passengers the opportunity to view movies, purchase goods and services, play computer games and, in certain cases where permitted by applicable law, gamble through an in-seat video touch screen. The Company also operates a retail dry cleaning facility in San Diego, California.

(B) PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Interactive Flight Technologies, Inc. and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

(C) REVERSE STOCK SPLIT

     On October 30, 1998, the stockholders of the Company approved a one-for-three reverse stock split on the Company's Class A common stock and Class B common stock. One share will be issued for three shares of Common Stock held by stockholders of record as of the close of business on November 2, 1998.

     All references to the number of common shares, per share amounts and stock option data elsewhere in the consolidated financial statements and related footnotes have been restated as appropriate to reflect the effect of the reverse split for all periods presented.

(D) CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with original maturities at the date of purchase of three months or less to be cash and cash equivalents.

(E) RESTRICTED CASH

     At October 31, 1998, the Company held restricted cash of $1,039,311 in a trust fund for payments required under consulting and severance agreements with three former executives of the Company. See Note 13.

(F) INVESTMENT SECURITIES

     Investment securities consist of debt securities with a maturity greater than three months at the time of purchase. In accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115") the debt securities are classified as available-for-sale and carried at fair value, based on quoted market prices or classified as held-to-maturity and carried at amortized cost. The net unrealized gains or losses on these investments are reported in stockholders' equity, net of tax. The specific identification method is used to compute the realized gains and losses on the debt securities.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES -- (CONTINUED)

(G) INVENTORIES

     Inventories consisting principally of entertainment network components are stated at the lower of cost (first-in, first-out method) or market.

(H) GOODWILL

     The Company classifies as goodwill the excess of the purchase price over the fair value of the net assets acquired in a purchase transaction and goodwill is amortized over 10 years using the straight line method. At October 31, 1998, goodwill is included in assets held for sale on the consolidated balance sheet. See Note 5.

(I) PROPERTY AND EQUIPMENT

     Property and equipment are stated at the lower of cost or net realizable value. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets ranging from three to seven years. Leasehold improvements are depreciated using the straight-line method over the shorter of the underlying lease term or asset life.

     Assets acquired under capital lease arrangements have been recorded at the present value of the future minimum lease payments and are being amortized on a straight line basis over the estimated useful life of the asset or lease term, whichever is shorter. Amortization of this equipment is included in depreciation and amortization expense.

(J) REVENUE RECOGNITION

     The Company's revenue derived from sales and installation of equipment is recognized upon installation and acceptance by the customer. Fees derived from servicing installed shipsets is recognized when earned, according to the terms of the service contract. Revenue pursuant to contracts that provide for revenue sharing with the airlines and/or others is recognized as cash is received in the amount of IFT's retained portion of the cash pursuant to the revenue sharing agreement. Revenue earned pursuant to extended warranty agreements is recognized ratably over the warranty period.

(K) DEFERRED REVENUE

     Deferred revenue represents the gross profit on advance billings of equipment sales as allowed under installation and extended warranty contracts.

(L) RESEARCH AND DEVELOPMENT

     Research and development costs are expensed as incurred except for development costs required by a customer contract. Development costs incurred pursuant to contractual obligations are allocated to aircraft based on seat installations. These development costs are expensed as cost of goods sold upon installation of the complete aircraft and acceptance by the customer.

(M) WARRANTY COSTS

     The Company provides, by a current charge to income, an amount it estimates will be needed to cover future warranty obligations for products sold with an initial warranty period. Revenue and expenses under extended warranty agreements are recognized ratably over the term of the extended warranty.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES -- (CONTINUED)

(N) IMPAIRMENT OF LONG-LIVED ASSETS

     The Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

(O) INCOME TAXES

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(P) LOSS PER SHARE

     In 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings per Share". SFAS No. 128 replaced the calculation of primary and fully diluted loss per share with basic and diluted loss per share. Unlike primary loss per share, basic loss per share excludes any dilutive effects of options, warrants and convertible securities. Diluted loss per share is very similar to the previously reported fully diluted loss per share. All loss per share amounts for all periods have been presented, and where appropriate, restated to conform to the SFAS No. 128 requirements. Weighted average shares for purposes of the loss per share calculation do not include 1,066,667 shares placed in escrow at October 31, 1998 and 1997 due to the fact that they are contingently issuable and 685,610 and 710,717 stock options outstanding at October 31, 1998 and 1997, respectively, because their inclusion would have been anti-dilutive.

(Q) STOCK-BASED COMPENSATION

     In accordance with the provisions of Accounting Principals Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), the Company measures stock-based compensation expense as the excess of the market price at the grant date over the amount the employee must pay for the stock. The Company's policy is to generally grant stock options at fair market value at the date of grant; accordingly, no compensation expense is recognized. As permitted, the Company has elected to adopt the pro forma disclosure provisions only of SFAS No. 123, "Accounting for Stock-Based Compensation". See Note 9.

(R) RECLASSIFICATIONS

     Certain reclassifications have been made to the 1997 consolidated financial statements to conform to the 1998 presentation.

(S) USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Additionally, such estimates and assumptions affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES -- (CONTINUED)

(T) RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," to establish standards for reporting and display of comprehensive income (all changes in equity during a period except those resulting from investments by and distributions to owners) and its components in financial statements. This new standard, which will be effective for the Company for the fiscal year ending October 31, 1999, is currently anticipated to be applicable for the unrealized gains or losses on investment securities included in the consolidated statement of stockholders' equity.

     In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," to establish standards for reporting information about operating segments in annual financial statements, selected information about segments in interim financial reports and disclosures about products and services, geographic areas and major customers. This new standard, which will be effective for the Company for the fiscal year ending October 31, 1999, will require the Company to report financial information on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments, which may result in more detailed information in the notes to the Company's financial statements than is currently required and provided.

(2) INVESTMENTS

     A summary of investments by major security type at October 31, 1998 and 1997 follows:

                                                 GROSS       GROSS
                                               UNREALIZED  UNREALIZED
                                   AMORTIZED    HOLDING     HOLDING
                                      COST       GAINS       LOSSES   FAIR VALUE
                                      ----       -----       ------   ----------
OCTOBER 31, 1998
Available-for-sale:
  Corporate debt securities......  $3,683,850    $6,754      $  --   $3,690,604
                                   ==========    ======      =====    ==========
OCTOBER 31, 1997
Held-to-maturity:
  Corporate debt securities......  $2,137,084    $  306      $(131)   $2,137,259
                                   ==========    ======      =====    ==========

     Maturities of securities at October 31, 1998 and 1997 follow:

                                       1998                       1997
                              ----------------------    -----------------------
                              AMORTIZED                 AMORTIZED
                                COST      FAIR VALUE       COST      FAIR VALUE
                              ----------  ----------    ----------   ----------
Available-for-sale:
  Due within one year........ $1,759,728   $1,762,049   $       --   $       --
  Due after one year.........  1,924,122    1,928,555           --           --
                              ----------  ----------    ----------   ----------
                              $3,683,850   $3,690,604   $       --   $       --
                              ==========   ==========   ==========   ==========
Held-to-maturity:
  Due within one year........ $       --  $       --    $1,697,023   $1,697,062
  Due after one year.........         --          --       440,061      440,197
                              ----------  ----------    ----------   ----------
                              $       --  $       --    $2,137,084   $2,137,259
                              ==========  ==========    ==========   ==========

     A one-time reclassification was made effective October 31, 1998 upon reassessment of the appropriateness of the classifications of all securities held. Securities with an amortized cost of $3,683,850 were transferred from securities classified as held-to-maturity to securities classified as available-for-sale. The unrealized gain on the securities transferred was $6,754. The Company

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS --(CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(2) INVESTMENTS --(CONTINUED)

reclassified the securities since they may be sold in response to needs for liquidity or changes in interest rates.

(3) ACCOUNTS RECEIVABLE

     Accounts receivable consists of the following as of October 31, 1998 and 1997:

                                                  1998         1997
                                               ----------   ----------
Trade accounts receivable....................  $1,130,648   $4,883,043
Other........................................       4,694      771,075
                                               ----------   ----------
     Accounts receivable.....................  $1,135,342   $5,654,118
                                               ==========   ==========

(4) INVENTORIES

     Inventories consist of the following as of October 31, 1998 and 1997:

                                                 1998         1997
                                              ----------   -----------
Raw materials...............................  $2,192,442   $ 4,074,492
Work in process.............................   3,439,888     4,828,173
Finished goods..............................   4,102,702     8,387,991
                                              ----------   -----------
                                               9,735,032    17,290,656
Less provision for inventory valuation......  (8,729,605)  (11,179,895)
                                              ----------   -----------
     Inventories, net.......................  $1,005,427   $ 6,110,761
                                              ==========   ===========

(5) ASSETS HELD FOR USE

     On July 24, 1998, the Company purchased the assets of Johnny Valet, Inc. a retail dry cleaning plant in San Diego, California. The Company paid $688,736 in cash and signed a note payable for $125,000. The non-interest-bearing note is due on January 10, 1999. The acquisition was accounted for utilizing the purchase method of accounting with the purchase price being allocated to the assets acquired and liabilities assumed based on their fair values. The excess of the purchase price over the fair value of assets acquired of $543,150 was recorded as goodwill and is being amortized over ten years.

     In October 1998, the Company decided to not continue to pursue its strategy of consolidating the dry cleaning industry and determined that it would sell the assets of Johnny Valet, Inc. Goodwill was written down by $106,000 to reflect a reduction in the estimated amortizable life of the goodwill. The net assets held for use total $699,196 and have been classified as current assets on the consolidated balance sheet as of October 31, 1998. Operations of Johnny Valet, Inc. for the period from July 24, 1998 to October 31, 1998 resulted in a loss of $134,820 net of tax, including goodwill write-downs, and are included in the consolidated statement of operations for the year ended October 31, 1998.

(6) NOTE RECEIVABLE

     On October 21, 1998, the Company loaned Ocean Castle Investments, LLC (Ocean Castle) $447,939 to execute a block purchase of shares of the Company's Class A common stock from an unrelated third party. The Company's Chief Executive Officer is a principal of Ocean Castle. The note bears interest at the prime rate plus 1% with all interest and principal due October 21, 2001. The note is secured by 99,542 shares of the Company's Class A common stock.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(7) PROPERTY AND EQUIPMENT

     Property and equipment consist of the following as of October 31, 1998 and 1997:

                                                 1998         1997
                                              ----------   -----------
Leasehold improvements......................  $  237,551   $   472,901
Purchased software..........................     149,703       274,617
Furniture...................................     138,609       526,900
Equipment...................................     903,873     2,744,073
Shipsets and shipsets under construction....          --     8,496,431
                                              ----------   -----------
                                               1,429,736    12,514,922
Less accumulated depreciation...............    (649,701)   (9,555,383)
                                              ----------   -----------
     Property and equipment, net............  $  780,035   $ 2,959,539
                                              ==========   ===========

     During the year ended October 31, 1998, the Company recorded equipment write-offs of $1,006,532 which are included in special charges on the consolidated statement of operations. The write-offs are principally related to excess computers, furniture and other equipment that the Company is not utilizing.

     During the year ended October 31, 1997, the Company recorded equipment write-offs of $1,518,952 which are included in special charges in the consolidated statement of operations. The write-offs principally related to a system integration lab utilized in software development and testing. The lab equipment will not be utilized in the Company's future operations. Additionally, as of October 31, 1997, shipsets and shipsets under construction were fully reserved.

(8) ACCRUED LIABILITIES

     Accrued liabilities consist of the following as of October 31, 1998 and 1997:

                                                  1998         1997
                                               ----------   ----------
Accrued development and support costs........  $1,845,915   $2,534,689
Accrued maintenance costs....................     402,418    1,286,873
Due to related parties (see note 13).........     880,000       55,000
Other accrued expenses.......................     811,300    1,713,533
                                               ----------   ----------
     Accrued liabilities.....................  $3,939,633   $5,590,095
                                               ==========   ==========

(9) STOCK OPTION PLANS

     In October 1994, the Company adopted a Stock Option Plan (the 1994 Plan) which provides for the issuance of both incentive and nonqualified stock options to acquire up to 200,000 shares of the Company's Class A common stock. In November 1996, the Company amended and restated the 1994 Plan to increase the maximum shares that may be issued and sold under the plan to 800,000. The Company has granted options to purchase stock to various parties. All options were issued at a price equal to or greater than the market price of the Company's common stock at the date immediately prior to the grant and have a term of ten years. Options generally become exercisable after one to three years at the discretion of the Board of Directors. No further options will be granted under this plan.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(9) STOCK OPTION PLANS -- (CONTINUED)

     In June 1997, the Company established a 1997 Stock Option Plan (the 1997
Plan). Options exercisable for a total of 500,000 shares of the Company's Class A common stock are issuable under the 1997 Plan. The 1997 Plan is administered by the Board of Directors of the Company (or a committee of the Board) which determines the terms of options granted under the 1997 Plan, including the exercise price and the number of shares subject to the option. The 1997 Plan provides the Board of Directors with the discretion to determine when options granted thereunder shall become exercisable. During fiscal 1998, 240,499 stock options with up to a three-year vesting period were granted at exercise prices ranging from $1.875 to $4.50. As of October 31, 1998, 258,557 stock options under the 1997 Plan remained available for grant.

     On February 10, 1998, the Company adopted a plan to reduce the exercise price on the stock options under the Company's 1994 and 1997 Plans on specified dates to $2.625 provided the holder is a current employee on the applicable future dates. The exercise price on one-half of each outstanding option was reduced to $2.625 on October 10, 1998 pursuant to the plan. A similar reduction in the exercise price for the remaining half of the options will occur on April 10, 1999, provided the option holder is still employed by the Company at that time.

     During the year ended October 31, 1998, the Company granted stock options to purchase 33,333 shares of Class A common stock at an exercise price of $4.50 to each of three stockholders of the Company. The options were granted in exchange for consulting services. See Note 13.

     In accordance with the provisions of APB 25, the Company measures stock-based compensation expense as the excess of the market price at the grant date over the amount the employee must pay for the stock. The Company's policy is to generally grant stock options at fair market value at the date of grant, so no compensation expense is recognized. As permitted, the Company has elected to adopt the disclosure provisions only of SFAS No. 123.

     Had compensation cost for the Company's stock-based compensation plans been determined consistent with SFAS No. 123, the Company's net loss and net loss per share on a pro forma basis would be as indicated below:

                                               YEARS ENDED OCTOBER 31,
                                            -----------------------------
                                               1998              1997
                                            -----------      ------------
Net loss:
  As reported.............................  $(7,259,959)     $(51,022,312)
                                            ===========      ============
  Pro forma...............................  $(7,666,463)     $(53,486,930)
                                            ===========      ============
Basic and diluted net loss per share:
  As reported.............................  $     (1.22)     $      (8.89)
                                            ===========      ============
  Pro forma...............................  $     (1.29)     $      (9.32)
                                            ===========      ============

     Pro forma net losses reflect only options granted in fiscal 1998, 1997 and 1996. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net loss amounts presented above because compensation cost is reflected over the options' vesting period and compensation cost for options granted prior to November 1995 are not considered under SFAS No. 123.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(9) STOCK OPTION PLANS -- (CONTINUED)

     For purposes of the SFAS No. 123 pro forma net loss and net loss per share calculations, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in fiscal 1998 and 1997:

                                                  YEARS ENDED OCTOBER 31,
                                                  ------------------------
                                                   1998              1997
                                                  ------            ------
Dividend yield..................................      0%                0%
Expected volatility.............................  71.62%            71.62%
Risk free interest rate.........................   5.65%             6.12%
Expected lives (years)..........................    5.0               5.0

     Activity related to the stock option plans is summarized below:

                                                 YEARS ENDED OCTOBER 31,
                                    --------------------------------------------
                                              1998                       1997
                                    ---------------------   --------------------
                                                 WEIGHTED               WEIGHTED
                                                 AVERAGE                AVERAGE
                                     NUMBER OF   EXERCISE   NUMBER OF   EXERCISE
                                      SHARES      PRICE       SHARES     PRICE
                                    ----------  --------    ----------  --------
Balance at the beginning of year...   710,717     $24.15      534,900    $29.43
Granted............................   240,499       3.01      282,233     22.32
Exercised..........................        --        --      (2,983)      21.72
Forfeited..........................  (265,606)     21.94     (103,433)    23.82
                                     --------                --------
Balance at the end of year.........   685,610      17.42      710,717     24.15
                                     ========                ========
Exercisable at the end of year.....   426,311      24.70      428,928     24.48
                                     ========                ========
Weighted-average fair value of
  options granted during the year..  $   1.91                $  14.04
                                     ========                ========

     The following table summarizes the status of outstanding stock options as of October 31, 1998:

                                                 OPTIONS OUTSTANDING             OPTIONS EXERCISABLE
                                        -------------------------------------  ----------------------
                                                        WEIGHTED
                                                        AVERAGE      WEIGHTED                 WEIGHTED
                                         NUMBER OF     REMAINING     AVERAGE     NUMBER OF    AVERAGE
                                          OPTIONS     CONTRACTUAL    EXERCISE     OPTIONS     EXERCISE
RANGE OF EXERCISE PRICES                OUTSTANDING   LIFE (YEARS)    PRICE     EXERCISABLE    PRICE
-------------------------               -----------  ------------  --------     -----------   --------
$ 1.87 -$13.50.......................    279,029         9.58        $ 4.20       42,533      $10.60
$15.00 -$23.82.......................      7,750         7.83         19.55        5,250       18.94
$24.00...............................    249,582         7.92         24.00      246,113       24.00
$28.86 -$43.14.......................    149,249         7.67         31.00      132,415       30.75
                                         -------                                 -------
                                         685,610                                 426,311
                                         =======                                 =======

     At the discretion of the Board of Directors, the Company may allow optionees to elect to receive shares equal to the market value of the option, in lieu of delivery of the exercise price in cash. The market value of the shares issued is charged to compensation expense. As a result of optionees selecting this exercise option, 507 shares of stock were issued upon the exercise of 2,950 options during the fiscal year ended October 31, 1997. Compensation expense of $13,874 is included in the accompanying consolidated statement of operations for the year ended October 31, 1997.

(10) BENEFIT PLAN

     The Company has adopted a defined contribution benefit plan that complies with section 401(k) of the Internal Revenue Code and provides for discretionary Company contributions. Employees who

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(10) BENEFIT PLAN -- (CONTINUED)

complete three months of service are eligible to participate in the Plan. The Company did not make any contributions to the Plan for the years ended October 31, 1998 or 1997.

(11) STOCKHOLDERS' EQUITY

     The Company's capital stock consists of Class A and Class B common stock. Holders of Class A common stock have one vote per share and holders of Class B common stock have six votes per share. Shares of Class B common stock are automatically convertible into an equivalent number of shares of Class A common stock upon the sale or transfer of such shares to a non-holder of Class B common stock.

(A) STOCK REPURCHASE ACTIVITY

     In connection with a stock repurchase program authorized by the Board of Directors on December 17, 1997, the Company purchased a total of 844,667 shares of the Company's Class A common stock in open market activities at a total cost of $2,315,983. On October 30, 1998, the Board of Directors authorized another repurchase program whereby the Company may repurchase up to 666,667 shares of its Class A common stock on the open market.

(B) ESCROW SHARES

     As a condition of the Company's initial public offering in March 1995, the underwriter required that an aggregate of 1,066,667 shares of the Company's Class B common stock be designated as escrow shares. The escrow shares are not assignable or transferable until certain earnings or market price criteria have been met. If the conditions are not met by January 31, 1999, such shares will be canceled and contributed to the Company's capital.

     Of the escrow shares, 416,667 shares will be released from escrow, on a pro rata basis, if and only if, one or more of the following conditions is/are met:

     * the Company's pretax income, exclusive of extraordinary items amount to at least $5,900,000 for fiscal 1995 or fiscal 1996, $8,000,000 for fiscal 1997 or $10,100,000 for fiscal 1998;

     * the closing bid price of the Company's Class A common stock is in excess of $48.00 for a 30-day period during the 18-month period following the public offering or in excess of $60.00 for a 30-day period in the subsequent 18-month period.

     The remaining 650,000 escrow shares will be released from escrow, if and only if, one or more of the following conditions is/are met:

     * the Company's pretax income, exclusive of extraordinary items, amounts to at least $8,500,000 for fiscal 1995 or fiscal 1996, $11,500,000 for fiscal 1997 or $14,500,000 for fiscal 1998;

     * the closing bid price of the Company's Class A common stock is in excess of $66.00 for a 30-day period during the 18-month period following the public offering or in excess of $84.00 for a 30-day period in the subsequent 18-month period.

     The shares will also be released under certain circumstances if the Company is acquired or merged.

     As restrictions on such shares are removed, they will be accounted for as issued for services rendered and the fair value of such shares will be charged to operations as compensation expense. Management believes the criteria will not be met and such shares would then revert to the Company's treasury.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(11) STOCKHOLDERS' EQUITY -- (CONTINUED)

(C) WARRANTS

     The following table summarizes warrant activity for the years ended October 31, 1998 and 1997:

                                                  CLASS B     CLASS C   CLASS D   CLASS E
                                                -----------   -------   -------   -------
Outstanding as of October 31, 1996............    3,536,482    55,000    55,000        --
Issued in connection with advisory services...           --        --        --    50,000
Issued in connection with amendment of
  license agreement...........................           --        --        --    16,667
Exercise of Class B warrants..................   (3,266,587)       --        --        --
Redemption of Class B warrants................     (269,895)       --        --        --
                                                -----------   -------   -------   -------
Outstanding as of October 31, 1997 and
  October 31, 1998............................           --    55,000    55,000    66,667
                                                ===========   =======   =======   =======
Exercise price................................  $     29.25   $ 33.00   $ 42.00   $ 24.00
                                                ===========   =======   =======   =======

     Each Class B, Class C, Class D and Class E warrant entitles the holder to one share of Class A common stock. All outstanding warrants are exercisable as of October 31, 1998.

     On November 22, 1996, the Company offered to the holders of its Class B warrants to reduce the exercise price of the Class B warrants to $22.50 per share from $29.25 per share upon the exercise of each Class B warrant exercised by December 24, 1996. As a result of this offer, 3,266,587 shares of Class A common stock were issued upon the exercise of 3,266,587 Class B warrants, yielding net proceeds of approximately $69,100,000, net of commissions and expenses approximating $4,480,000. Previously on October 23, 1996, the Company had notified the remaining Class B warrant holders of its intent to call all outstanding Class B warrants for redemption on January 17, 1997. The Company redeemed 269,895 Class B warrants at $.15 per warrant.

     In November 1996, the Company issued stock purchase warrants to purchase 50,000 shares of Class A common stock at $29.63 per share to Houlihan Lokey Howard & Zukin in exchange for advisory services. The exercise period of the warrants expires in November 2001. On January 6, 1997, the Company lowered the exercise price of the stock purchase warrants to $24 per share, such price being the trading price of the Class A common stock at the close of the previous business day.

     In November 1996, the Company issued stock purchase warrants to purchase 16,667 shares of Class A common stock at $32.25 per share in connection with the amendment and restatement of a License Agreement with FortuNet. The exercise period of the warrants expires in November 2001. On January 6, 1997, the Company lowered the exercise price of the stock purchase warrants to $24 per share, such price being the trading price of the Class A common stock at the close of the previous business day.

(D) UNIT PURCHASE OPTIONS

     In conjunction with the Company's initial public offering in March 1995, the Company agreed to sell to the underwriter and its designees, for nominal consideration, a unit purchase option to purchase up to 93,333 units. Each unit consists of one share of Class A common stock, one redeemable Class A warrant and one redeemable Class B warrant. The warrants are not subject to redemption by the Company unless, on the redemption date, the unit purchase option has been exercised and the underlying warrants are outstanding. The unit purchase option is exercisable during the four-year period commencing one year from the date of the initial public offering at an exercise price of $18.00 per unit, subject to certain events.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(12) INCOME TAXES

     Income tax benefit differed from the amounts computed by applying the U.S. Federal corporate income tax rate of 34% to net loss as a result of the following:

                                                        1998           1997
                                                     -----------   ------------
Computed expected tax benefit......................  $ 2,468,386   $ 17,347,586
Change in valuation allowance......................   (2,127,293)   (17,328,254)
Nondeductible severance payments...................     (416,498)            --
Other..............................................       75,405        (19,332)
                                                     -----------   ------------
                                                     $        --   $         --
                                                     ===========   ============

     The tax effects of temporary differences that give rise to significant portions of the net deferred tax asset are presented below:

                                                        1998           1997
                                                     -----------   ------------
Deferred tax assets:
  Net operating loss carryforward..................  $18,836,132   $ 13,014,307
  Property and equipment...........................    1,135,837      3,088,482
  Deferred start-up costs..........................      825,091      1,159,948
  Accrued product warranty costs...................    1,825,463      1,567,634
  Issuance of stock options and warrants...........      864,577        866,879
  Provision for inventory valuation................    2,968,066      3,801,164
  Accrued liabilities..............................    1,198,426      1,299,329
  Deferred revenue.................................      154,027        810,527
  Other............................................      133,205        205,261
                                                     -----------   ------------
                                                      27,940,824     25,813,531
Less valuation allowance...........................  (27,940,824)   (25,813,531)
                                                     -----------   ------------
        Net deferred tax asset.....................  $        --   $         --
                                                     ===========   ============

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management has provided a valuation allowance for 100% of the deferred tax assets as the likelihood of realization cannot be determined. As of October 31, 1998, the Company has a net operating loss (NOL) carryforward for federal income tax purposes of approximately $55,400,000, which begins to expire in 2009, and a research and experimentation tax credit of approximately $247,000. The Company likely underwent a change in ownership in accordance with Internal Revenue Code Section 382, the effect of which has not yet been determined by the Company. This change would effect the timing of the utilization of the NOL, as well as the amount of the NOL which may ultimately be utilized, though it is not expected to materially effect the amount of the NOL carryforward.

(13) RELATED PARTY TRANSACTIONS

     During the year ended October 31, 1998, the Company executed severance agreements with three former officers, pursuant to which the Company paid the former officers $3,053,642. In addition, the

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(13) RELATED PARTY TRANSACTIONS -- (CONTINUED)

Company executed consulting agreements with the three former officers with varying terms expiring through September 1999. The consulting agreements require payments totaling $735,000 over the various terms. As of October 31, 1998, $133,750 has been paid under the consulting agreements, $175,000 has been included in accrued liabilities in the consolidated balance sheet and $308,750 has been included in general and administrative expenses in the consolidated statement of operations. Additionally, the Company's stockholders' agreement with principal stockholders covering certain corporate governance matters was canceled.

     The Company's Chief Executive Officer is a principal of Ocean Castle Investments, LLC (Ocean Castle) which maintains administrative offices for the Company's Chief Executive Officer, Corporate Secretary and certain other employees of the Company. The Company has an agreement with Ocean Castle whereby the Company will pay for all reasonable and ordinary expenses incurred by Ocean Castle in operating such offices and furthering the Company's business.

     During the year ended October 31, 1998, Ocean Castle executed consulting agreements with two principal stockholders of the Company. The rights and obligations of Ocean Castle under the agreements were assumed by the Company. The consulting agreements require payments aggregating $1,000,000 to each of the consultants through December 2003 in exchange for advisory services. Each of the consultants also received stock options to purchase 33,333 shares of Class A common stock at an exercise price of $4.50. Additionally, the Company also granted stock options to purchase 33,333 shares of Class A common stock at an exercise price of $4.50 to another stockholder of the Company. The options were granted in exchange for consulting services.

     During the year ended October 31, 1998, the Company extended by one year a consulting agreement with a former officer of the Company pursuant to which the Company will pay $55,000 for services received during the period November 1999 through October 2000.

     The Company has entered into a consulting agreement with First Lawrence Capital Corp. (First Lawrence) to perform various financial advisory services related to ongoing business development and management. The managing director of First Lawrence is also a director of the Company. After the date of the independent auditors' report, the Company retained, on a full time basis as President and Chief Operating Officer, the services of the managing director of First Lawrence effective December 12, 1998. Accordingly, the Company will enter into an employment contract with such individual. During the year ended October 31, 1998, the Company paid $11,846 under the First Lawrence consulting agreement. The Company executed a consulting agreement with the Whitestone Group, LLC, a shareholder of First Lawrence. Pursuant to the agreement, the Company will pay $250,000 for consulting services received during fiscal 1998.

     The Company has an Intellectual Property License and Support Services Agreement (the License Agreement) for certain technology with FortuNet, Inc. (FortuNet). FortuNet is owned by a principal stockholder and previous director of the Company. The License Agreement provides for an annual license fee of $100,000 commencing in October 1994 and continuing through November 2002. The Company paid FortuNet $100,000 during each of the years ended October 31, 1998 and 1997. As of October 31, 1998, the remaining commitment of $400,000 is included in accrued liabilities on the consolidated balance sheet.

     The Company had a letter agreement dated May 28, 1996 with a specialty investment-banking firm (the Firm) to act as the Company's financial advisor. The senior managing director of this Firm is also a former director of the Company. The Company paid the Firm $811,687 during the year ended October 31, 1997.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(13) RELATED PARTY TRANSACTIONS -- (CONTINUED)

     The Company had a consulting agreement with Worldwide Associates (Worldwide) to perform various consulting services. The chairman and president of Worldwide is also a former director of the Company. The Company paid Worldwide $56,063 during the year ended October 31, 1997.

     In November 1996, the Company executed a Strategic Alliance Agreement (Alliance Agreement) with Hyatt Ventures, Inc. (Hyatt), an affiliate of Hyatt Corporation. The president of Hyatt is also a former director of the Company. Under the terms of the Alliance Agreement, Hyatt, directly and through certain of its affiliates, agreed to use its best commercial efforts to assist the Company in advancing the Company's business with respect to the entertainment network. The Alliance Agreement was terminated in November 1997 as a result of changing market conditions. In January 1997, the Company issued 20,000 unregistered shares of Class A common stock to Hyatt in connection with Hyatt acting as a guarantor on behalf of the Company in certain contract negotiations. As a result of the stock issuance, a charge of $466,875 is included in the consolidated statement of operations for the year ended October 31, 1997.

     During the year ended October 31, 1996, the Company executed severance agreements with three former officers pursuant to which the Company will pay severance of $752,500 over a three-year period. As of October 31, 1998, $55,000 remains to be paid under these agreements.

(14) COMMITMENTS AND CONTINGENCIES

(A) LAWSUIT

     On March 6, 1998, the Company was named as a nominal defendant in a derivative action filed in the Supreme Court of the State of New York, County of New York, entitled Barington Capital Group, L.P. et al. v. Yuri Itkis et al. (No. 98103878). The lawsuit named ten former officers and directors of the Company and alleged various breaches of fiduciary duty. On October 21, 1998, the Company settled the lawsuit with Barington Capital Group, L.P. ("Barington"). As part of the settlement, the Company engaged Barington to provide investment banking services for a period of twelve months and has paid Barington a retainer of $250,000 and a twelve-month consulting fee of $360,000. The Company also paid Barington $150,000 for reimbursement of litigation and proxy solicitation expenses. The agreement requires the payment of additional fees should the Company utilize the services of Barington through October of 1999.

(B) LEASE OBLIGATIONS

     The Company leases office space and furniture under operating and capital leases that expire at various dates through August 2000. The future minimum lease commitments under these leases and sublease rentals are as follows:

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(14) COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

                                                 CAPITAL   OPERATING   SUBLEASE
YEAR ENDING OCTOBER 31,                          LEASES     LEASES     RENTALS
-----------------------                          -------   ---------   --------
1999............................................ $80,548   $ 459,008   $ 53,550
2000............................................      --     48,970         --
                                                 -------   ---------   --------
Total minimum lease payments....................  80,548   $ 507,978   $ 53,550
                                                           =========   ========
Less amount representing interest...............  (3,708)
                                                 -------

Present value of net minimum lease payments..... $76,840
                                                 =======

     Rental expense under operating leases totaled $960,745 and $920,412 for the years ended October 31, 1998 and 1997, respectively.

     Amounts capitalized under capital lease agreements are as follows as of October 31, 1998 and 1997:

                                                           1998        1997
                                                         ---------   --------
Furniture..............................................  $ 302,085   $302,085
Less accumulated amortization..........................   (293,794)   (83,334)
                                                         ---------   --------
                                                         $   8,291   $218,751
                                                         =========   ========

(C) SALES COMMITMENTS AND SPECIAL CHARGES

     The Company has entered into sales contracts with three airlines, Schweizerische Luftverkehr AG (Swissair), Debonair Airways, Ltd. (Debonair) and Alitalia Airlines, S.p.A. (Alitalia) for the manufacture and installation of its in-flight entertainment network, and to provide hardware and software upgrades, as defined in the agreements.

     Pursuant to an agreement with Swissair, Swissair purchased shipsets for the first and business class sections of sixteen aircraft for an average of $1.7 million per aircraft. Included in the purchase price was material, installation, maintenance through September 1998, one-year warranty and upgrade costs for the sixteen aircraft. As of October 31, 1998, the Company had completed installations of the entertainment network on all of these aircraft. The agreement also required the Company to install the entertainment network in the first, business and economy class sections of three additional aircraft, at no charge to Swissair. The Company was responsible for all costs including entertainment network components, installation and maintenance through September 1998 for the three aircraft. As of October 31, 1998, the Company had completed installations of the entertainment network on all of these aircraft and title to each of these three shipsets had been transferred to Swissair. The estimated material, installation, maintenance and one-year warranty and upgrade costs for these three shipsets of $14,292,404 is included in the accompanying consolidated statement of operations as a special charge for the year ended October 31, 1997. During the fiscal year ended October 31, 1998, the Company recognized a recovery of special charges of $606,508. The recovery of special charges resulted from a reduction in the number of entertainment networks requiring maintenance in the economy class sections of the Swissair aircraft and a reduction in development expenses. The Company has also entered into two letters of intent with Swissair. The first relates to a $4,700,000 order for first and business class installations on four Swissair MD-11 aircraft that are being added to the Swissair fleet.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(14) COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

The Company has also received a letter of intent from Swissair to extend the warranty on all installed systems for a second and third year at a price of $3,975,000. On December 9, 1998, the Company received notice form Swissair stating their intent to cancel the order for the four additional installations. As a result, the Company and Swissair are engaged in discussions regarding outstanding financial matters. The Swissair agreement also subjects the Company to certain penalties, which could be substantial, if the entertainment networks do not meet certain operational reliability criteria.

     On October 29, 1998, the Company was notified by Swissair of its decision to deactivate the entertainment networks on all Swissair aircraft. Swissair told the Company that this precautionary action was taken in response to recent technical investigations conducted by the Canadian Transportation Safety Board following the crash of Swissair Flight No. 111 on September 2, 1998 off the coast of Nova Scotia. However, based on investigation findings, the Company has been informed by representatives of the Canadian Transportation Safety Board and Swissair that its entertainment network has not been related, in any way, to the cause of the crash of Swissair Flight No. 111. The Company and its system integrator/installation contractor are working closely with Swissair to take the necessary steps that will allow Swissair to reactivate the systems as quickly as possible.

     Pursuant to an agreement with Debonair, the Company was to manufacture, install, operate, and maintain the entertainment network on six Debonair aircraft for a period of eight years from installation. In February 1998, the Company and Debonair signed a Termination Agreement. Pursuant to the agreement, Debonair removed the entertainment network from its aircraft and the Company paid Debonair $134,235 as full and final settlement of all of its obligations with Debonair. Included in the accompanying consolidated statement of operations for the year ended October 31, 1997 are special charges of $956,447 for the cost of the first completed shipset and $2,881,962 to write-down all inventory related to the Debonair program.

     In connection with these current agreements with Swissair and Debonair and the absence of any new entertainment network orders for the Company, property and equipment write-downs of $1,006,532 and $1,518,952 were recorded as special charges during fiscal 1998 and 1997, respectively.

     Pursuant to an agreement with Alitalia, the Company delivered five first generation shipsets for installation on Alitalia aircraft during fiscal 1996. Alitalia has notified the Company that it does not intend to continue operation of the shipsets, and the Company has indicated that it will not support the shipsets. As of October 31, 1998, the Company has accrued for estimated product warranty costs that were to be incurred under the original agreement.

(D) PURCHASE COMMITMENTS

     As of October 31, 1998, the Company had approximately $1,800,000 of purchase commitments with various vendors in anticipation of the fulfillment of the Company's sales commitments.

(15) FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107 "Disclosure about Fair Value of Financial Instruments" requires that the Company disclose estimated fair values for its financial instruments. The following summary presents a description of the methodologies and assumptions used to determine such amounts.

     Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(15) FAIR VALUE OF FINANCIAL INSTRUMENTS -- (CONTINUED)

uncertainties, matters of judgment and, therefore, cannot be determined with precision. These estimates do not reflect any premium or discount that could result from offering for sale, at one time, the Company's entire holdings of a particular instrument. Changes in assumptions could significantly affect these estimates.

     Since the fair value is estimated as of October 31, 1998, the amounts that will actually be realized or paid at settlement or maturity of the instruments could be significantly different.

     The carrying amount of cash and cash equivalents approximates fair value because their maturity is generally less than three months. The fair value of investment securities is approximately $3,690,604. The carrying amount of accounts receivable, accounts payable and accrued liabilities approximate fair value as they are expected to be collected or paid within ninety days of year-end. The fair value of capital lease obligations and note payable approximate the terms in the marketplace at which they could be replaced. Therefore, the fair value approximates the carrying value of these financial instruments.

(16) RISK RELATED TO CONCENTRATION IN THE VOLUME OF BUSINESS

     Sales of entertainment networks by the Company are typically made to a relatively few number of customers. This concentration of business among a few customers exposes the Company to significant risk. For the year ended October 31, 1998, one customer accounted for 98% of the Company's sales and outstanding accounts receivable from this customer was approximately $1,100,000. For the year ended October 31, 1997, one customer accounted for 95% of the Company's sales and outstanding accounts receivable from this customer were approximately $4,900,000.

(17) SUPPLEMENTAL FINANCIAL INFORMATION

     A summary of additions and deductions related to the provisions for doubtful accounts and inventory valuation for the years ended October 31, 1998 and 1997 are as follows:

                                       BALANCE AT                               BALANCE AT
                                       BEGINNING                                   END
                                        OF YEAR      ADDITIONS    DEDUCTIONS     OF YEAR
                                      -----------   -----------   ----------   -----------
PROVISIONS FOR DOUBTFUL ACCOUNTS:
  Year ended October 31, 1998.......  $        --   $        --   $       --   $        --
                                      ===========   ===========   ==========   ===========
  Year ended October 31, 1997.......  $ 1,732,377   $   216,820   $1,949,197   $        --
                                      ===========   ===========   ==========   ===========

     During the year ended October 31, 1998, the Company recorded a provision for doubtful accounts of $9,869 which is included in assets held for use.

PROVISIONS FOR INVENTORY VALUATION:
  Year ended October 31, 1998.......  $11,179,895   $        --   $2,450,290   $ 8,729,605
                                      ===========   ===========   ==========   ===========
  Year ended October 31, 1997.......  $        --   $11,179,895   $       --   $11,179,895
                                      ===========   ===========   ==========   ===========

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(17) SUPPLEMENTAL FINANCIAL INFORMATION -- (CONTINUED)

     Supplemental disclosure of cash flow information is as follows:

                                                        YEARS ENDED OCTOBER 31,
                                                        -----------------------
                                                           1998         1997
                                                        ----------    --------
Cash paid for interest................................   $ 11,954     $ 13,423
                                                         ========     ========
Noncash investing and financing activities:
  Acquisition:
     Fair value of assets acquired....................   $813,736     $     --
     Cash paid........................................    688,736           --
     Note payable.....................................    125,000           --
                                                         ========     ========
  Capital lease obligations incurred..................   $     --     $210,678
                                                         ========     ========
  Issuance of stock under stock option plan pursuant
     to cashless exercise option......................   $     --     $ 13,874
                                                         ========     ========
  Issuance of stock for services received.............   $187,729     $466,875
                                                         ========     ========

     Certain assets including accounts receivable, prepaid expenses, and property and equipment totaling $699,196 have been reclassified in the October 31, 1998 consolidated balance sheet to assets held for use.

              INTERACTIVE FLIGHT TECHNOLOGIES, INC. AND SUBSIDIARY
                      Condensed Consolidated Balance Sheets
        as of April 30, 1999 (unaudited) and October 31, 1998 (audited)

                                                       April 30,    October 31,
                                 Assets                  1999          1998
                                                     ------------  ------------
                                                      (unaudited)
Current assets:
  Cash and cash equivalents                          $ 19,732,520  $ 27,914,551
  Restricted cash                                         581,525     1,039,311
  Short-term investment securities                      7,990,056     1,762,049
  Accounts receivable, net                              1,281,255     1,135,342
  Note receivable from related party                           --       447,939
  Inventories, net                                      1,513,298     1,005,427
  Prepaid expenses                                        439,143       567,601
  Assets held for use                                     522,591       699,196
  Other current assets                                  1,042,707       379,046
                                                     ------------  ------------
         Total current assets                          33,103,095    34,950,462
                                                     ------------  ------------

Investment securities                                   1,674,132     1,928,555
Property and equipment, net                               636,113       780,035
Notes receivable, long-term                             1,050,000            --
Other assets                                            1,097,038       605,150
                                                     ------------  ------------
           Total assets                              $ 37,560,378  $ 38,264,202
                                                     ============  ============
                      Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                                   $  1,051,358  $  1,447,815
  Accrued liabilities                                   2,299,090     4,016,473
  Deferred revenue                                      2,158,028       453,022
  Accrued product warranties                            3,836,471     5,369,008
  Note payable                                                 --       125,000
                                                     ------------  ------------
         Total current liabilities                      9,344,947    11,411,318
                                                     ------------  ------------
Stockholders' equity:
  Preferred stock, par value $0.01 per share,
    5,000,000 shares authorized, none issued                   --            --
  Class A common stock, one vote per share,
    par value $0.01 per share, 40,000,000 shares
    authorized; 5,342,117 and 6,125,908 shares
    issued, respectively                                   53,421        61,259
  Class B common stock, six votes per share,
    par value $0.01 per share, 4,000,000 shares
    authorized; 118,519 and 1,244,445 shares issued
    and outstanding respectively                            1,185        12,445
  Additional paid-in capital                          110,078,500   112,371,141
  Accumulated other comprehensive income:
    Net unrealized gains on investment securities       2,373,893         6,754
  Accumulated deficit                                 (84,097,578)  (83,282,732)
  Treasury stock, at cost; 78,600 and 844,667
    shares, respectively                                 (193,990)   (2,315,983)
                                                     ------------  ------------
         Total stockholders' equity                    28,215,431    26,852,884
                                                     ------------  ------------

         Total liabilities and stockholders' equity  $ 37,560,378  $ 38,264,202
                                                     ============  ============

      See accompanying notes to condensed consolidated financial statements.

              INTERACTIVE FLIGHT TECHNOLOGIES, INC. AND SUBSIDIARY
                 Condensed Consolidated Statements of Operations the Three Months and Six Months Ended April 30, 1999 and 1998 (unaudited)

                                                 Three Months                    Six Months
                                                Ended April 30,                Ended April 30,
                                         ----------------------------    ----------------------------
                                             1999            1998            1999            1998
                                         ------------    ------------    ------------    ------------
Revenue:
  Equipment sales                        $         --    $  4,569,337    $         --    $ 17,860,563
  Service income                              301,990         162,825         626,748         281,264
                                         ------------    ------------    ------------    ------------
                                              301,990       4,732,162         626,748      18,141,827
                                         ------------    ------------    ------------    ------------
Costs and expenses:
  Cost of equipment sales                          --       3,768,459              --      15,335,854
  Reversal of warranty, maintenance
    and commission accruals                (1,986,972)             --      (1,986,972)             --
  Cost of service income                      187,705           7,257         374,147          12,957
  Expenses associated with investments             --              --         300,000              --
  Research and development expenses                --         482,389              --       1,092,316
  General and administrative expenses       1,764,202       1,271,967       3,645,151       2,878,398
                                         ------------    ------------    ------------    ------------
                                              (35,065)      5,530,072       2,332,326      19,319,525
                                         ------------    ------------    ------------    ------------
        Operating profit (loss)               337,055        (797,910)     (1,705,580)     (1,177,698)

Other:
  Interest income                             401,710         526,180         844,686       1,071,312
  Interest expense                             (1,191)         (3,234)         (2,880)         (6,995)
   Other income                                19,350             500          48,926             500
                                         ------------    ------------    ------------    ------------
        Net income (loss)                     756,924        (274,464)       (814,846)       (112,881)
                                         ============    ============    ============    ============
Basic and diluted net income (loss)
  per share                              $       0.14    $      (0.05)   $      (0.15)   $      (0.02)
                                         ============    ============    ============    ============

Weighted average shares outstanding         5,493,698       5,997,656       5,427,612       6,121,234
                                         ============    ============    ============    ============

     See accompanying notes to condensed consolidated financial statements.

              INTERACTIVE FLIGHT TECHNOLOGIES, INC. AND SUBSIDIARY
                 Condensed Consolidated Statements of Cash Flows
              Six Months Ended April 30, 1999 and 1998 (unaudited)

                                                                  Six Months Ended April 30,
                                                                 ----------------------------
                                                                     1999            1998
                                                                 ------------    ------------
Cash flows from operating activities:
  Net loss                                                       $   (814,846)   $   (112,881)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
     Provision for doubtful accounts                                   18,778              --
     Depreciation and amortization                                    205,270         641,419
     Reversal of warranty, maintenance and commission accruals      1,986,972              --
     Changes in assets and liabilities:
       Decrease (increase) in accounts receivable                    (133,894)      5,109,893
       Decrease (increase) in inventories                            (507,871)      5,003,382
       Increase in prepaid expenses, other current assets,
         other assets and notes receivable                         (1,620,701)       (616,121)
       Decrease in accounts payable                                  (396,159)     (3,868,360)
       Decrease in notes payable                                     (125,000)             --
       Decrease in accrued liabilities                               (863,559)       (218,437)
       Increase (decrease) in deferred revenue                      1,705,006      (2,193,060)
       Decrease in accrued severance costs                                 --         (27,500)
       Increase (decrease) in accrued product warranties             (251,304)      2,245,816
                                                                 ------------    ------------
        Net cash provided by (used in) operating activities        (4,771,252)      5,964,151
                                                                 ------------    ------------
Cash flows from investing activities:
  Purchases of property and equipment                                 (39,686)        (26,390)
  Proceeds from sale of equipment                                      10,805              --
  Purchases of investment securities                               (6,338,159)     (1,305,593)
  Maturities of investment securities                               1,049,995         234,615
  Proceeds from sale of investment securities                       1,681,720              --
  Decrease in restricted cash                                         457,786              --
                                                                 ------------    ------------
        Net cash used in investing activities                      (3,177,539)     (1,097,368)
                                                                 ------------    ------------
Cash flows from financing activities:
  Payments on capital lease obligations                               (43,494)        (39,371)
  Purchases of treasury stock                                        (193,990)     (1,010,979)
  Employee stock option purchase                                        4,244              --
                                                                 ------------    ------------
        Net cash used in financing activities                        (233,240)     (1,050,350)
                                                                 ------------    ------------
        Increase (decrease) in cash and cash equivalents           (8,182,031)      3,816,433
Cash and cash equivalents at beginning of period                   27,914,551      36,890,454
                                                                 ============    ============
Cash and cash equivalents at end of period                       $ 19,732,520    $ 40,706,887
                                                                 ============    ============

     See accompanying notes to condensed consolidated financial statements.

                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
              Notes to Condensed Consolidated Financial Statements

(1) Basis of Presentation

     The accompanying condensed consolidated financial statements include the accounts of Interactive Flight Technologies, Inc. and its wholly owned subsidiary (the "Company"). All intercompany balances and transactions have been eliminated in consolidation. Certain reclassifications have been made to the amounts in the October 31, 1998 Balance Sheet to conform with the April 30, 1999 presentation.

     The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the accompanying condensed consolidated financial statements reflect all adjustments (consisting of normal recurring accruals) which are necessary for a fair presentation of the results for the interim periods presented. Certain information and footnote disclosures normally included in financial statements have been condensed or omitted pursuant to such rules and regulations. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto for the fiscal year ended October 31, 1998, included in the Company's Annual Report on Form 10-KSB.

     The results of operations for the three months and six months ended April 30, 1999 are not necessarily indicative of the results to be expected for the entire fiscal year.

     In the period ended April 30, 1999, the Company revised certain warranty, maintenance and commission accruals that were recorded in prior fiscal years which totaled $1,986,972. Such adjustments to prior period estimates resulted from an evaluation of specific contractual obligations and discussions between the new management of the Company and other parties related to such contracts. Based on the results of the Company's findings during this quarter, such accruals were no longer considered necessary.

(2) Stockholders' Equity

(a) Stock Repurchase Program

     On October 30, 1998, the Board of Directors authorized the Company to repurchase up to 666,667 more shares of its Class A Common Stock on the open market. On January 11, 1999 the Company retired 844,667 shares of Class A Common Stock which were repurchased pursuant to a previous stock repurchase program authorized by the Board of Directors and held in treasury. As of April 30, 1999, the Company had repurchased an additional 78,600 shares at prices ranging from $1.49 to $2.94 per share for a total cost of $193,990.

(b) Reverse Stock Split

     On October 30, 1998, the stockholders of the Company approved a one-for-three reverse stock split of the Company's Class A common stock and Class B common stock. One share was issued for three shares of common stock held by stockholders of record as of the close of business on November 2, 1998.

     All references to the number of common shares, per share amounts and stock option data elsewhere in the condensed consolidated financial statements and these notes have been restated as appropriate to reflect the effect of the reverse split for all periods presented.

(c) Earnings (Loss) Per Share

     Basic earnings (loss) per share is computed using the weighted average number of common shares outstanding during each period presented as shown in the accompanying condensed consolidated statements of operations. Diluted earnings
(loss) per share is the same as basic earnings (loss) per share for all periods presented due to the immaterial amount of common stock equivalents for the three months ended April 30, 1999 and due to the antidilutive nature of such common stock equivalents for the other periods presented.

(3) Investments

(a) U.S. Wireless Corporation

     On March 4, 1999, the Company made a $3.0 million investment in U.S. Wireless Corporation ("U.S. Wireless") (NASDAQ: USWC). U.S. Wireless provides wireless network infrastructure add-on systems for the emerging wireless Geo-location services marketplace. In exchange for its investment, the Company received 30,000 shares of Series B Preferred Stock of U.S. Wireless ("Series B Preferred"). Each share of the Series B Preferred of U.S. Wireless is convertible into 100 shares of Common Stock of U.S. Wireless, at the option of the Company, at any time commencing 90 days after the Closing Date; however, should the Company voluntarily convert prior to March 2000, the Series B converts into approximately 67 shares of Common Stock of U.S. Wireless. The Series B Preferred Stock is also subject to mandatory conversion into Common Stock at any time at a conversion rate of 100 shares of Common Stock of U.S. Wireless in the event the closing price for U.S. Wireless' Common Stock as reported on the NASDAQ is at least $5.00 per share for 30 consecutive trading days. The Series B Preferred Stock entitles the Company to $100 per share liquidation preference before any distributions to the holders of Common Stock of U.S. Wireless in the event of a liquidation of U.S. Wireless. In addition, the Company and other holders of the Series B Preferred Stock have, as a separate class, elected one member to U.S. Wireless' Board of Directors and one additional individual as an observer to such Board. As a condition to making the investment, the Company also obtained certain registration rights relating to the registration under the Securities Act of 1933 of those shares of Common Stock of U.S. Wireless into which the Series B Preferred Stock is convertible. The Series B Preferred is classified as a short-term investment security at its fair market value as of April 30, 1999. Unrealized gains on this investment are reflected as a separate component of stockholders' equity. Fair market value was determined on an as-converted basis on April 30, 1999 into 2,000,000 shares of USWC common stock at a per share price of $2.688, resulting in a total fair market value of $5,376,000.

(b) Inter Lotto (UK) Ltd.

     On May 5, 1999, the Company completed the acquisition of a 27.5% equity interest in Inter Lotto (UK) Ltd. ("ILL"). ILL has a license with the exclusive right to provide for the operation of daily lotteries in Great Britain, by way of a management contract with an outside third party, and will be responsible for developing, installing, marketing and operating the lottery, selecting the game and managing the network. In exchange, the Company will receive a percentage of the revenues generated by the sale of lottery tickets. ILL is a company licensed, by the Gaming Board for Great Britain, to operate daily lotteries on behalf of United Kingdom Charities.

     As of April 30, 1999 the Company has advanced ILL $428,364 to fund operational obligations of ILL in accordance with a November 9, 1998 letter of intent. Such advances have been classified in Other Assets. In addition, the Company has paid ILL a standstill fee of $150,000 which was expensed in the fiscal quarter ended January 31, 1999.

     Further, the Company had deposited $487,500 into an escrow account prior to April 30, 1999, which deposit is classified as an Other Current Asset. On May 5, 1999, $325,540 and $161,960, respectively were distributed out of escrow to obtain the 27.5% interest in ILL from an unrelated third party and to fund a newly formed wholly-owned subsidiary of the Company in the United Kingdom.

(4) Comprehensive Income

     The Company has adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" which establishes standards for the reporting and presentation of comprehensive income and its components in financial statements. Comprehensive income encompasses net income and "other comprehensive income", which includes all other non-owner transactions and events which change stockholders' equity. Other comprehensive income consists only of net unrealized gains on investment securities for the Company and totaled $2,370,792 and $2,367,139 for the three and six months ended April 30, 1999, respectively.

(5) Contingencies

     Phillip J. Arnaldi, Individually as surviving father and in his representative capacity as the Administrator of the Estate of Adrienne Valerie Neuweiler, deceased v. SAIR Group, Swissair Transport Company, Ltd., SR Technics Ltd., Delta Airlines, Inc., McDonnell Douglas Corporation, The Boeing Company and Interactive Flight Technologies, Inc., United States District Court, Eastern District of New York, CV 99-1265 - The family of a victim of the air crash involving Swissair Flight No. 111 has alleged that the IFT in-flight entertainment system aboard the involved MD-11 was improperly installed and a cause of the crash. IFT denies all liability and has tendered the defense of this claim to its avionics insurer who has accepted the defense and is vigorously defending the claim.

     First Lawrence Capital Corp. v. James Fox, Irwin Gross, Interactive Flight Technologies, Inc., and John Doe Nos. 1 through 10. Supreme Court of the State of New York, County of Westchester, No. 7196/99 - This is an unliquidated claim by an investment banking firm that alleges its former employee, James Fox, wrongfully brought certain corporate opportunities to IFT when he left his employment with First Lawrence. IFT denies the allegations of the Complaint and is vigorously defending the claim.

     See Part II., Item 1. Legal Proceeding.

(6) Subsequent Events

(a) The Network Connection, Inc.

     As of April 30, 1999, The Network Connection, Inc. ("TNCi") was indebted to the Company in the approximate principal amount of $750,000. On May 10, 1999, TNCi executed a Fourth Allonge to the Secured Promissory Note evidencing such loan. Pursuant to such Fourth Allonge the balance due from TNCi to the Company became convertible into shares of TNCi's Series C 8% Convertible Preferred Stock, par value $.01 per share, $1,000 per share (the "Series C Preferred") at a conversion price of $1,000 per share. The Series C Preferred, in turn, is convertible into common stock of TNCi as described in the Series C Designations. As additional consideration for the Note, the Company received warrants to purchase 200,000 shares of the common stock of TNCi at an average price per share of $3.04. The warrants expire in 2004.

     On May 11, 1999, the Company acquired from a third party investor 1,500 shares of Series B 8% Convertible Preferred Stock of TNCi, par value $.01 per share, stated value $1,000 per share (the "Series B Shares") and cash in the amount of $1,030,000 in exchange for (a) 3,000 shares of the Company's Series A 8% Convertible Preferred Stock, par value $.01 per share, stated value $1,000 per share and (b) warrants to purchase 87,500 shares of the Company's Class A Common Stock, $.01 par value per share, at an exercise price of $3.00 per share.

     On May 17, 1999, the Company acquired 1,055,745 shares of the common stock and 2,495,400 shares of the Series D Convertible Preferred Stock of TNCi, par value $.01 per share, stated value $10 per share, pursuant to the terms of the Asset Purchase and Sale Agreement (the "Agreement") by and between the Company and TNCi dated April 29, 1999 (the "Transaction"). The consideration paid by the Company for all of such shares consisted of certain assets relating to the Company's Interactive Entertainment Division, including all fixed assets, inventory, intellectual property rights and other intangibles, prepaid expenses and other property of the Company used in such division, plus cash in the amount of $4,250,000. The cash which comprised a portion of the assets transferred to TNCi was taken from the Company's working capital reserves. As part of the Transaction, TNCi also assumed certain liabilities related to the the Company assets transferred.

     The TNCi common shares acquired by the Company in the Transaction, when combined with the number of TNCi common shares into which the shares of Series D Convertible Preferred Stock acquired by the Company in the Transaction can be converted, equal 60% of all of the then outstanding common stock of TNCi on a fully diluted basis, as defined in the Agreement. However, TNCi does not currently have a sufficient number of common shares authorized to permit such a conversion. The common stock of TNCi trades on the NASDAQ Small Cap Market under the symbol "TNCX."

     Each share of common stock of TNCi is entitled to one vote. Each share of Series D Convertible Preferred Stock of TNCi is entitled to six votes; however, notwithstanding the voting rights, the shares of Series D Convertible Preferred Stock cannot be voted if the number of voting shares which would then be held by TNCi as a result of the Transaction would exceed 19.99% of the voting shares then outstanding until the TNCi shareholders have approved of the Transaction or until July 15, 1999, whichever first occurs.

     TNCi develops and manufactures networked computer systems to provide customers with interactive, video-on-demand information and entertainment content on commercial aircraft, cruise ships, and trains. TNCi has also sold multimedia servers and has networked customer computers to educational institutions and to corporations to support interactive, video-based training programs.

(b) Mexican Entertainment and Gaming Activities

     On May 14, 1999, the Company loaned $1,600,000 (of which $300,000 was advanced on February 25, 1999) to a Mexican Corporation which was formed for the purpose of operating a gaming and entertainment center in Monterrey, Nuevo Leon, Mexico. The loan bears interest at a rate equal to the Prime Rate plus three percent (3%) and matures on April 30, 2001.

     The Company has also issued a letter of credit in the amount of $950,000 to secure repayment of the purchase price of certain gaming equipment to be acquired by the Company and leased to the Mexican Corporation. The Mexican Corporation will lease such equipment from the Company at the rate of $37,500 per month until the earlier of (i) the waiver or release of the requirement that the Company maintain such letter of credit or (ii) the payment in full by the Company of the purchase price, including all finance charges, of such equipment. Thereafter, the Mexican Corporation will pay as rent for the equipment the sum of $25,000 per month for as long as it uses any of the machines, provided that the Mexican Corporation's obligation to pay such $25,000 per month fee shall continue at least (i) until such time as the Company has paid the purchase price for the equipment, or (ii) May 14, 2001.

     In consideration for making the loan and issuing the letter of credit, the Company has been issued 24.5% of the capital stock of the Mexican Corporation and the Company will receive 25% of all of the profits generated by the Mexican Corporation. Furthermore, for a term of ten years following the closing of the loan to the Mexican Corporation, Regal Gaming and Entertainment, Inc. ("Regal"), the holder of 24.5% of the equity of the Mexican Corporation has agreed to issue to the Company, at no cost to the Company, 24.5% of the equity interest in any gaming venture in which Regal, it subsidiaries or affiliates is an investor and which relates to gaming activities in Mexico.

(c) Dry Cleaning Operations

     On May 14, 1999 the Company completed the sale of the assets of its dry cleaning operations for $750,000 in cash less fees and expenses of approximately $50,000.